Exhibit 99.1

                                                                    NEWS RELEASE

                   POLYONE UPDATES 2007 FIRST-QUARTER OUTLOOK

CLEVELAND - March 23, 2007 - PolyOne Corporation (NYSE: POL) today updated its outlook for the first quarter ending March 31, 2007.

Following is PolyOne's current view of business conditions:

    Operating Segments Overview - Consistent with the Company's business outlook at the end of January 2007, first-quarter sales are expected to rebound approximately 10 percent over the fourth quarter of 2006, but remain generally sluggish due to continuing slowness in construction-related and automotive end markets. Consequently, the Company projects that total sales will decrease between 2 percent and 4 percent compared with a record 2006 first quarter. Lower Vinyl Business demand in North America primarily accounts for this decline. Conversely, PolyOne anticipates strong, double-digit year-over-year sales growth for its international operations. Additionally, the Company is realizing sequential gross margin improvement from its operating segments, as anticipated. This improvement reflects benefits achieved from the specialization and globalization components of PolyOne's strategy, which are underpinned by capabilities developed through commercial and operational excellence.

    Resin and Intermediates equity investments - The Company projects that lower margins and volumes will significantly reduce the earnings contribution from Oxy Vinyls, LP and SunBelt Chlor-alkali Partnership compared with the record first quarter of 2006. Given the extent to which continuing weakness in construction-related end markets has adversely affected volumes for both OxyVinyls and SunBelt, segment earnings will likely erode from fourth-quarter 2006 levels. Polyvinyl chloride (PVC) resin product spreads are expected to narrow due to lower average PVC prices. Chlor-alkali margins, however, are projected to remain relatively strong.

    OTHER CONSIDERATIONS:

    o In the first quarter of 2006, PolyOne realized approximately $9 million of benefit from non-recurring adjustments to certain operating reserves and litigation settlements. The Company does not anticipate that it will benefit materially from such items in the first quarter of 2007.

    o Because of cumulative positive domestic earnings over the past three years, PolyOne will return to reporting domestic tax expense in its financial statements. This change in accounting treatment will not affect cash flow due to PolyOne's net operating loss position, which was $269 million as of December 31, 2006. Cash taxes will continue to be associated principally with non-U.S. earnings.

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FIRST-QUARTER 2007 EARNINGS RELEASE AND CONFERENCE CALL
-------------------------------------------------------

PolyOne intends to release its first-quarter earnings on Wednesday, May 2, 2007, and host a conference call at 9:00 a.m. Eastern time on Thursday, May 3, 2007. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), passcode 34382861, conference topic: First-quarter 2007 PolyOne Earnings Conference Call. The replay number is 888-286-8010 (domestic) or 617-801-6888 (international). The passcode for the replay is 95825105. The call will be broadcast live and then be available via replay for one week on the Company's Web site at www.polyone.com.

ABOUT POLYONE
-------------

PolyOne Corporation, with 2006 annual revenues of $2.6 billion, is a leading global provider of specialized polymer materials, services and solutions. Headquartered in northeast Ohio, PolyOne has operations in North America, Europe, Asia and Australia, and joint ventures in North America and South America. See www.polyone.com for additional information on PolyOne.

Investor & Media Contact:       Dennis Cocco
                                Vice President, Investor Relations
                                & Communications
                                440.930.1538

FORWARD-LOOKING STATEMENTS
--------------------------

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:

    o the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;

    o changes in polymer consumption growth rates within the U.S., Europe or Asia or other countries where PolyOne conducts business;

    o changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride
        (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;

    o fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;

    o production outages or material costs associated with scheduled or unscheduled maintenance programs;

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    o   costs, difficulties or delays related to the operation of joint venture entities;

    o lack of day-to-day operating control, including procurement of raw materials, of equity affiliates or joint ventures;

    o partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;

    o an inability to launch new products and/or services within PolyOne's various businesses;

    o   the possibility of further goodwill impairment;

    o   an inability to maintain any required licenses or permits;

    o   an inability to comply with any environmental laws and regulations;

    o the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;

    o unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;

    o an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;

    o   a delay or inability to achieve targeted debt level reductions;

    o an inability to access the receivables sale facility as a result of breaching covenants due to not achieving anticipated earnings performance or for any other reason;

    o any poor performance of our pension plan assets and any obligation on our part to fund PolyOne's pension plan;

    o any delay and/or inability to bring the North American Color and Additives and the North American Engineered Materials segments to profitability;

    o   an inability to raise or sustain prices for products or services;

    o an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid business disruptions;

    o any change in any agreements with product suppliers to PolyOne Distribution that prohibits PolyOne from continuing to distribute a supplier's products to customers;

    o the timing and amounts of any repurchases of outstanding senior notes and debentures of the Company, including the amount of any premiums paid;

    o timing of completion of acquisitions, including the acquisition of Ngai Hing PlastChem Company;

    o the future financial performance of acquisitions, including that of Ngai Hing PlastChem Company, and

    o other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #32207)

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